EXHIBIT 10.47.1
KANSAS CITY SOUTHERN INDUSTRIES, INC.
2008 STOCK OPTION
AND PERFORMANCE AWARD PLAN
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
     By this Agreement, Kansas City Southern, a Delaware corporation (the “Company”), grants to you, [Name], an employee of the Company or an Affiliate, (the “Grantee”), (i) a non-qualified stock option (the “Option”) to purchase that number of shares (“Shares”) of the Company’s Common Stock, $.01 par value, set forth below and (ii) an equal number of limited stock appreciation rights (“LSARs”), all subject to the terms and conditions set forth below and in the attached Exhibit A hereto and in the Kansas City Southern 2008 Stock Option and Performance Award Plan (including Committee rules, regulations, policies and procedures established thereunder) as may from time to time be amended (the “Plan”), all of which are an integral part of this Agreement.

Grant Date:	[Date]
Number of Shares:	[Options]
Option Price:	[Price]
     This Option shall become exercisable on [Exercisable Date], provided you remain continuously employed by the Company or an Affiliate from the Grant Date to such date the Option becomes exercisable. The term of the Option shall be ten (10) years from the Grant Date unless terminated earlier as provided in Exhibit A or in the Plan.
     The Award evidenced by this Agreement shall not be effective until you have indicated your acceptance of this Agreement by signing one copy of this Agreement in the space provided below and returning it to the Corporate Secretary’s Office, in the envelope provided, within ten (10) days after your receipt of this Agreement from the Company. You should retain one copy of this Agreement for your records.

Kansas City Southern
By:
Name and Title:

ACCEPTED AND AGREED:

[Name of Grantee]
[Address]
[City, State, Zip]

Dated: , 200

EXHIBIT A
TO
STOCK OPTION AGREEMENT
     1. Plan Governs. The Award and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated in this Agreement by this reference. All capitalized terms used in this Agreement have the meaning set forth in the Plan unless otherwise defined in this Agreement. By executing this Agreement, you acknowledge receipt of a copy of the Plan and the prospectus covering the Plan and you acknowledge that the Award is subject to all the terms and provisions of the Plan. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Plan Committee with respect to any questions arising under the Plan. By signing this Agreement you are not obligated to exercise all or any part of this Option or any other Option.
     2. Manner of Exercise. This Option shall be exercised by delivering to the Company (or its authorized agent), during the period in which such Option is exercisable, (i) a written notice of your intent to purchase a specific number of Shares pursuant to this Option (a “Notice of Exercise”), and (ii) full payment of the Option Price for such specific number of Shares. Payment may be made by any one or more of the following means:
     (a) Cash, personal check, or wire transfer;
     (b) if approved and permitted by the Committee, Shares owned by you with a Fair Market Value on the last complete stock trading day preceding such exercise equal to the Option Price, which such Shares must be fully paid, non-assessable, and free and clear from all liens and encumbrances, or
     (c) if approved and permitted by the Committee, through the sale of the Shares acquired on exercise of this Option through a broker to whom you have submitted irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if required by the Company, the minimum statutory amount of federal, state, local or foreign withholding taxes payable by reason of such exercise. A Copy of such delivery instructions must also be delivered to the Company by the Grantee with the Notice of Exercise; or
     (d) if approved and permitted by the Committee, with Restricted Shares owned by you with a Fair Market Value on the last completed stock trading day preceding such exercise equal to the Option Price.
The exercise of the Option shall become effective at the time such a Notice of Exercise has been received by the Company, which must be before the tenth anniversary of the Grant Date (the “Expiration Date”). The exercise of this Option as to a number of Shares will result in the cancellation of an equal number of LSARs. You shall not have any rights as a stockholder of the Company with respect to the Shares deliverable upon exercise of this Option until a certificate for such Shares is delivered to you.
     If the Option is exercised as permitted herein by any person or persons other than Grantee, such Notice of Exercise shall be accompanied by such documentation as Company may reasonably require,

including without limitation, evidence of the authority of such person or persons to exercise the Option and evidence satisfactory to Company (if required by the Company) that any death taxes payable with respect to such Shares have been paid or provided for.
     3. Exercisability. This Option shall become fully exercisable upon your Termination of Affiliation on account of (a) Retirement, (b) death or (c) Disability. Retirement means Retirement as defined in the Plan (Termination of Affiliation after having both attained age 55 and completed 10 years of service) and as specified in Committee rules, regulations or policies (currently Termination of Affiliation after having attained age 65).
     4. Change of Control. This Option shall become fully exercisable upon your Termination of Affiliation on account of a Change of Control. Upon your Termination of Affiliation on account of a Change of Control, all LSARs then outstanding shall automatically be exercised and this Option shall be canceled.
     5. Exercise After Termination of Affiliation. This Option may be exercised only while you are employed by the Company or an Affiliate, except that this Option may also be exercised after the date on which you have a Termination of Affiliation (“Termination Date”) as follows:
     (i) if you have a Termination of Affiliation by reason of your Retirement, you may also exercise this Option at any time during the first five years after your Termination Date;
     (ii) if you have a Termination of Affiliation by reason of your Disability, you may also exercise this Option at any time during the first 12 months after your Termination Date;
     (iii) if you have a Termination of Affiliation by reason of your death, the executor or administrator of your estate, your heirs or legatees, or beneficiary designated in accordance with the Plan, as applicable, may also exercise this Option at any time during the first 12 months after your Termination Date; and
     (iv) if you have a Termination of Affiliation on account of any other reason (other than a dismissal for Cause), you may also exercise this Option at any time during the first three months after your Termination Date;
provided, however, that (x) except as otherwise provided in Section 3 or 4 of this Exhibit A, this Option may be exercised after your Termination Date only to the extent it is exercisable on the Termination Date, (y) under no circumstances may this Option be exercised on or after the Expiration Date, and (z) the expiration of your Option will automatically result in the expiration of all associated LSARs. For purposes of this Section 5, if you are employed by an Affiliate of the Company, you will be deemed to have had a Termination of Affiliation as of the first day on which such corporation ceases to be an Affiliate of the Company.
     6. Affiliation with Competitor. Notwithstanding anything to the contrary contained herein, if Grantee, without Company’s consent, becomes associated with, employed by, renders service to, or owns any interest in (other than any non-substantial interest, as the Committee from time to time determines) any business that is in competition with Company or any Related Company (as defined below), this Option shall terminate and cease to be exercisable immediately upon such event. For purposes of this paragraph, Related Company means (i) any individual or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, and (ii) any entity in which the Company owns, directly or indirectly, 20% or more of the combined value of all equity interests.
     7. No Waiver. The failure of Company in any instance to exercise any of its rights granted under this Agreement or the Plan shall not constitute a waiver of any other rights that may arise under this Agreement.
     8. Limited Transferability of Option. Except as provided in the immediately following sentence, this Option is exercisable during your lifetime only by you or your guardian or legal representative, and this Option and the associated LSARs are not transferable except by will or the laws of descent and distribution. To the extent and in the manner permitted by the Committee, and subject to such terms, conditions, restrictions or limitations that may be prescribed by the Committee, you may transfer this Option and the associated LSARs to (i) your spouse, sibling, parent, child (including an adopted child) or grandchild (any of which an “Immediate Family Member”); (ii) a trust, the primary beneficiaries of which consist exclusively of you or your Immediate Family Members; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of you or your Immediate Family Members.
     9. Fractional or De Minimis Shares. Neither the Option nor the LSARs shall be exercisable with respect to a fractional share or with respect to fewer that ten (10) Shares, unless the remaining Shares, are fewer than ten (10)).
     10. Nonstatutory Option. This Option has been designated by the Committee as a Nonstatutory Option; it does not qualify as an Incentive Stock Option.
     11. Taxes. The Company is not required to issue Shares upon the exercise of this Option unless you first pay to the Company such amount, if any, as may be required by the Company to satisfy any liability it may have to withhold federal, state, local or foreign income or other taxes relating to such exercise. You may elect to satisfy such tax withholding obligation by delivering to the Company a written irrevocable election to have the Company withhold a portion of the Shares purchased upon exercise of the Option having a Fair Market Value not in excess of the minimum statutory amount of taxes required to be withheld; provided, however, that the Committee may, at any time before you file such an election with the Company, revoke your right to make such an election. The Company retains the discretion to require a specific method of withholding and may exercise such discretion at any time with respect to this Option grant.
     12. No Right to Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate your employment or service at any time, nor confer upon you the right to continue in the employ of the Company or an Affiliate.
     13. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Corporate Secretary. Any notice to be given to you shall be addressed to you at the address listed in the Company’s records. By written notice referencing this paragraph of this Agreement, either party may designate a different address for notices. Any notice under this Agreement to the Company shall become effective upon receipt by the Company.

Any notice under this Agreement to you will be deemed to have been delivered to you when delivered in person or when deposited in the United States mail, addressed to you at your address on the shareholder records of the Company, or such other address as you have designated under this paragraph.
     14. Amendment. The Company reserves the right to amend the Plan at any time. The Committee reserves the right to amend this Agreement at any time.
     15. Severability. If any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.
     16. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware other than its laws respecting choice of law.
     17. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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